UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2019

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On February 21, 2019, Anthony R. Chase was appointed to the Board of Directors (the “Board”) of Nabors Industries Ltd. (the “Company”). Mr. Chase was not appointed to the Board pursuant to any arrangement or understanding between him and any other person. Initially, Mr. Chase will serve as a member of each of the Governance and Nominating Committee and the Risk Oversight Committee of the Board. In 2019, Mr. Chase will be entitled to receive retainers for his service on the Board and the Committees consistent with the Company’s practices. All such cash retainers are paid quarterly in arrears, and will be pro-rated for Mr. Chase from the date of his commencement of service. Mr. Chase may elect to receive immediately vested stock options in lieu of any cash compensation. In addition, if elected at the annual general meeting of shareholders, in accordance with compensation practices in place on the date of his election Mr. Chase will be entitled to an award of restricted shares with a fair market value on the date of grant equal to $300,000, which will vest in full one year from the date of the grant. Finally, Mr. Chase is entitled to indemnity for his service as a director, in accordance with the Company’s Bye-Laws. Other than as set forth above with respect to his service as a director, there have been no transactions since the Company’s last fiscal year, and no such transactions are proposed, in which the Company is a participant and in which Mr. Chase had or will have a direct or indirect material interest.

A press release announcing the appointment of Mr. Chase to the Company’s Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)                                  On February 22, 2019, the Board approved and adopted Amendment No. 1 to the Company’s 2013 Stock Plan (“Amendment No. 1”) and Amendment No. 2 to the Company’s 2016 Stock Plan (“Amendment No. 2” and together with Amendment No. 1, the “Amendments”). The Company’s 2013 Stock Plan and 2016 Stock Plan are herein referred to as the “Plans.” The Amendments are effective upon their adoption by the Board, and provide that the annual award limitation of 3,000,000 shares to any individual under each of the Plans does not apply to awards granted on or after January 1, 2019, provided that no individual share award (other than awards that may by their terms be paid or settled solely in cash) may be granted under either Plan with respect to a number of shares that exceeds one percent of the Company’s total issued and outstanding shares as of the date of grant.

The foregoing is not a complete description of either of the Amendments, and is qualified in its entirety by reference to the full text of each of the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On February 22, 2019, the Board declared cash dividends of (i) $0.01 per outstanding Common Share, par value $0.001 per share, which will be paid on April 2, 2019, to holders of record at the close of business on March 12, 2018, and (ii) $0.75 per outstanding share of our 6.00% Mandatory Convertible Preferred Shares, Series A, par value $0.001 per share, which will be paid on May 1, 2019, to holders of record at the close of business on April 15, 2019.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Nabors Industries Ltd. 2013 Stock Plan
10.2	Amendment No. 2 to Nabors Industries Ltd. 2016 Stock Plan
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: February 25, 2019	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary